Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No.333- 189870) on Form N-1A of Global Atlantic BlackRock Allocation Portfolio, Global Atlantic BlackRock Disciplined Core Portfolio, Global Atlantic BlackRock Disciplined Growth Portfolio, Global Atlantic BlackRock Disciplined International Core Portfolio, Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio, Global Atlantic BlackRock Disciplined Small Cap Portfolio, Global Atlantic BlackRock Disciplined U.S. Core Portfolio, Global Atlantic BlackRock Disciplined Value Portfolio, Global Atlantic BlackRock High Yield Portfolio, Global Atlantic Goldman Sachs Core Fixed Income Portfolio, Global Atlantic Goldman Sachs Global Equity Insights Portfolio, Global Atlantic Goldman Sachs Large Cap Growth Insights Portfolio, and Global Atlantic Goldman Sachs Mid Cap Value Insights Portfolio, each a separate series of the Forethought Variable Insurance Trust, of our report dated February 24, 2020, relating to our audits of the financial statements and financial highlights, which appear in the December 31, 2019 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm”, “Policies and Procedures for Disclosure of Portfolio Holdings”, and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado
April 27, 2020